Exhibit 99
TI reports third quarter 2021 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (Oct. 26, 2021) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported third quarter revenue of $4.64 billion, net income of $1.95 billion and earnings per share of $2.07.
Regarding the company's performance and returns to shareholders, Rich Templeton, TI's chairman, president and CEO, made the following comments:
•"Revenue increased 22% from the same quarter a year ago due to strong demand in industrial, automotive and personal electronics. Analog revenue grew 24% and Embedded Processing grew 13% from the same quarter a year ago.
•"Our cash flow from operations of $8.5 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the same period was $7.1 billion and 41% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter production.
•"We returned $4.2 billion to owners in the past 12 months through dividends and stock repurchases. Over the same period, our dividend represented 53% of free cash flow, underscoring its sustainability. In September, we announced we would increase our dividend by 13%.
•"TI's fourth quarter outlook is for revenue in the range of $4.22 billion to $4.58 billion and earnings per share between $1.83 and $2.07. We continue to expect our 2021 annual operating tax rate to be about 14%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary
Amounts are in millions of dollars, except per-share amounts.

	Q3 2021	Q3 2020	Change
Revenue	$4,643	$3,817	22%
Operating profit	$2,305	$1,609	43%
Net income	$1,947	$1,353	44%
Earnings per share	$2.07	$1.45	43%
Cash generation
Amounts are in millions of dollars.

		Trailing 12 Months
	Q3 2021	Q3 2021	Q3 2020	Change
Cash flow from operations	$2,428	$8,524	$5,768	48%
Capital expenditures	$486	$1,392	$600	132%
Free cash flow	$1,942	$7,132	$5,168	38%
Free cash flow % of revenue		40.6%	37.6%
Cash return
Amounts are in millions of dollars.

		Trailing 12 Months
	Q3 2021	Q3 2021	Q3 2020	Change
Dividends paid	$942	$3,761	$3,330	13%
Stock repurchases	$139	$400	$3,027	(87)%
Total cash returned	$1,081	$4,161	$6,357	(35)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended September 30,
(Millions of dollars, except share and per-share amounts)	2021	2020
Revenue	$4,643	$3,817
Cost of revenue (COR)	1,491	1,364
Gross profit	3,152	2,453
Research and development (R&D)	388	386
Selling, general and administrative (SG&A)	412	407
Acquisition charges	47	51
Restructuring charges/other	—	—
Operating profit	2,305	1,609
Other income (expense), net (OI&E)	15	27
Interest and debt expense	45	49
Income before income taxes	2,275	1,587
Provision for income taxes	328	234
Net income	$1,947	$1,353

Diluted earnings per common share	$2.07	$1.45

Average shares outstanding (millions):
Basic	923	917
Diluted	936	929

Cash dividends declared per common share	$1.02	$.90

Supplemental Information
(Quarterly, except as noted)

Our annual operating tax rate, which does not include discrete tax items, was 14% in both periods.

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$337	$231
Discrete tax items	(9)	3
Provision for income taxes (effective taxes)	$328	$234

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,947	$1,353
Income allocated to RSUs	(9)	(6)
Income allocated to common stock for diluted EPS	$1,938	$1,347

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	September 30,
(Millions of dollars, except share amounts)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$5,663	$2,822
Short-term investments	4,119	2,696
Accounts receivable, net of allowances of ($9) and ($12)	1,653	1,392
Raw materials	224	192
Work in process	1,034	959
Finished goods	605	921
Inventories	1,863	2,072
Prepaid expenses and other current assets	287	277
Total current assets	13,585	9,259
Property, plant and equipment at cost	6,661	5,698
Accumulated depreciation	(2,640)	(2,508)
Property, plant and equipment	4,021	3,190
Goodwill	4,362	4,362
Acquisition-related intangibles	9	189
Deferred tax assets	309	299
Capitalized software licenses	88	133
Overfunded retirement plans	252	227
Other long-term assets	647	548
Total assets	$23,273	$18,207

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$500	$550
Accounts payable	596	411
Accrued compensation	665	656
Income taxes payable	101	44
Accrued expenses and other liabilities	551	524
Total current liabilities	2,413	2,185
Long-term debt	7,239	6,247
Underfunded retirement plans	129	103
Deferred tax liabilities	86	69
Other long-term liabilities	1,255	1,278
Total liabilities	11,122	9,882
Stockholders' equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares; none issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	2,563	2,257
Retained earnings	44,847	41,305
Treasury common stock at cost
Shares: September 30, 2021 – 817,400,928; September 30, 2020 – 823,174,578	(36,687)	(36,643)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(313)	(335)
Total stockholders' equity	12,151	8,325
Total liabilities and stockholders' equity	$23,273	$18,207

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended September 30,
(Millions of dollars)	2021	2020
Cash flows from operating activities
Net income	$1,947	$1,353
Adjustments to net income:
Depreciation	192	183
Amortization of acquisition-related intangibles	47	51
Amortization of capitalized software	14	16
Stock compensation	50	50
Gains on sales of assets	(3)	(2)
Deferred taxes	12	(51)
Increase (decrease) from changes in:
Accounts receivable	(62)	(216)
Inventories	(13)	64
Prepaid expenses and other current assets	76	25
Accounts payable and accrued expenses	35	(13)
Accrued compensation	135	157
Income taxes payable	(10)	(208)
Changes in funded status of retirement plans	13	(1)
Other	(5)	35
Cash flows from operating activities	2,428	1,443

Cash flows from investing activities
Capital expenditures	(486)	(146)
Proceeds from asset sales	3	2
Purchases of short-term investments	(1,693)	(2,540)
Proceeds from short-term investments	1,315	510
Other	(23)	(15)
Cash flows from investing activities	(884)	(2,189)

Cash flows from financing activities
Proceeds from issuance of long-term debt	1,495	—
Dividends paid	(942)	(825)
Stock repurchases	(139)	(15)
Proceeds from common stock transactions	75	123
Other	(19)	(9)
Cash flows from financing activities	470	(726)

Net change in cash and cash equivalents	2,014	(1,472)
Cash and cash equivalents at beginning of period	3,649	4,294
Cash and cash equivalents at end of period	$5,663	$2,822

Segment results
Amounts are in millions of dollars.

	Q3 2021	Q3 2020	Change
Analog:
Revenue	$3,548	$2,865	24%
Operating profit	$1,871	$1,320	42%
Embedded Processing:
Revenue	$738	$651	13%
Operating profit	$282	$187	51%
Other:
Revenue	$357	$301	19%
Operating profit*	$152	$102	49%
* Includes acquisition charges and restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.
Amounts are in millions of dollars.

	For 12 Months Ended September 30,
	2021	2020	Change
Cash flow from operations (GAAP)	$8,524	$5,768	48%
Capital expenditures	(1,392)	(600)
Free cash flow (non-GAAP)	$7,132	$5,168	38%

Revenue	$17,588	$13,735

Cash flow from operations as a percentage of revenue (GAAP)	48.5%	42.0%
Free cash flow as a percentage of revenue (non-GAAP)	40.6%	37.6%
This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate helps differentiate from the effective tax rate, which includes discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers or suppliers;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, and our timely implementation of new manufacturing technologies and installation of manufacturing equipment;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Increases in health care and pension benefit costs;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.